UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2022

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel		2069203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +972.4.959.0123

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS 0.25	RWLK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2022, the Board of Directors (the “Board”) of ReWalk Robotics Ltd. (the “Company”) appointed Michael A. Lawless to serve as the Company’s Chief Financial Officer and Principal Financial Officer effective as of September 19, 2022 (the “Effective Date”). Almog Adar, the Company’s Director of Finance, will continue to serve as the Company’s Principal Accounting Officer.

On September 2, 2022, the Company entered into an employment agreement, effective as of the Effective Date (the “Employment Agreement”), pursuant to which Mr. Lawless will receive (i) an annual base salary of $300,000, subject to increases as may be determined from time to time by the compensation committee of the Board and (ii) an annual performance bonus up to 35% of annual base salary, subject to the achievement of objectives as determined by the compensation committee of the Board, which will be pro-rated for the remainder of 2022. Mr. Lawless will also receive as of the Effective Date, an inducement grant of restricted share units (“RSUs”) for 225,000 ordinary shares in accordance with Nasdaq Listing Rule 5635(c)(4), which vest in four equal annual installments commencing as of the grant date. The terms of the RSUs will be materially consistent with the Company’s form of RSU award agreements for employees and executive officers as previously filed with the SEC.  A copy of the form of RSU award agreement for this and future inducement grants pursuant to Nasdaq Listing Rule 5635(c)(4) will be filed with the Company’s next periodic report.

The Employment Agreement is for an initial term of 12 months, through September 18, 2023 (the “Initial Term”). At the expiration of the Initial Term and at the end of each subsequent Renewal Term (as defined therein), the Employment Agreement shall be automatically renewed for an additional twelve-month term; provided, however, that either party may terminate the Employment Agreement, effective as of the last date of the Initial Term or any subsequent Renewal Term, by providing at least ninety (90) days prior written notice. The Employment Agreement also provides that the Company may terminate the Employment Agreement immediately without providing prior notice in the event of death or disability, or for cause. In the event that Mr. Lawless’ employment is terminated by the Company without cause or if Mr. Lawless resigns for Good Reason, Mr. Lawless will be entitled to a severance payment equal to (i) six months of his then-current base salary, (ii) 50% of his annual discretionary bonus, representing a pro-rated six month payment of the annual discretionary bonus and (iii) the replacement cost of his benefits for six months.

The Employment Agreement provides that if a change of control occurs, and within 90 days prior or one year following such change of control Mr. Lawless is terminated without cause or he resigns for Good Reason (both as defined therein) (a “Change of Control Event”), Mr. Lawless will be entitled to severance of 12 months’ salary, an annual bonus (assuming achievement of 100% of milestones and targets set by the board of directors), and the replacement cost of his benefits for twelve months.  In addition, in the case of a Change of Control Event, the inducement RSUs granted to Mr. Lawless will vest and become immediately exercisable upon the effective date of termination of employment. The Employment Agreement is governed by the laws of the Commonwealth of Massachusetts and contains non-solicitation and non-competition covenants (each of which remains in effect during the term of employment and for a period of 12 months following termination of employment) and trade secrets and inventions clauses.

The description of the Employment Agreement above is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed with the Company’s next periodic report.

Mr. Lawless, age 55, joins the Company from Danforth Advisors, LLC, where he served as a CFO Consultant since April 2021. Previously, Mr. Lawless served as a Division CFO of Azenta, Inc. (formerly known as Brooks Automation, Inc.), a leading provider of life sciences solutions worldwide, from October 2017 to December 2020, and as Senior Director of Financial Planning and Analysis at Azenta from February 2015 to October 2017. In addition, Mr. Lawless has held senior level finance and investor relations positions for numerous public life sciences companies throughout his career, including PerkinElmer, Inc., where he served as both Vice President of Financial Planning and Analysis and Vice President of Investor Relations, as well as Aegerion Pharmaceuticals Inc. , Momenta Pharmaceuticals, Inc., and CTI Molecular Imaging, Inc. Mr. Lawless started his career as an investment banker at Lehman Brothers and later as a securities analyst with MFS Investment Management, Inc. Mr. Lawless’ broad financial background in the life sciences industry has given him significant experience in evaluating and improving business performance, providing public company oversight, leading investor relations, raising capital, and evaluating acquisitions and other strategic transactions. Mr. Lawless has a Bachelor of Arts degree in Economics from Swarthmore College, a Master of Business Administration degree from the Tuck School of Business at Dartmouth College and is a Certified Public Accountant.

There are no arrangements or understandings between Mr. Lawless and any other persons pursuant to which he was appointed the Company’s Chief Financial Officer and Principal Financial Officer. There is no family relationship between Mr. Lawless and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Lawless that would require disclosure pursuant to Item 404(a) of Regulation S−K under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.
Dated: September 8, 2022	By:	/s/ Larry Jasinski
	Name:	Larry Jasinski
	Title:	Chief Executive Officer